UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K of Profusa, Inc., a Delaware corporation (the “Company”), filed on July 18, 2025 (the “Original Report”), in which the Company reported, among other events, the completion of the Business Combination (as defined in the Original Report). Capitalized terms used herein but not defined herein have the meanings given to such terms in the Original Report.

This Form 8-K/A is being filed in order to (A) include (i) a description of the Sponsor Lock-Up Agreement (defined below) entered into in connection with the Business Combination, (ii) the unaudited condensed consolidated financial statements of Northview Acquisition Corp. (“Legacy Profusa”), as of June 30, 2025 and for the three and six months ended June 30, 2025 and 2024, and (iii) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Profusa for the three and six months ended June 30, 2025 and 2024, (B) add a copy of the Sponsor Lock-Up Agreement as Exhibit 10.11, and (C) replace an inadvertently filed version of the Form of Stockholder Lock-Up Agreement filed as Exhibit 10.3 to the Original Report with the correct version. This Amendment No. 1 does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing date of the Original Report.

This Form 8-K/A amends the Original Report to add the following disclosure:

Item 1.01 Entry into a Material Definitive Agreement.

Agreements Ancillary to Merger Agreement

Stockholder Lock-Up Agreement

In connection with the Closing, NorthView, the NorthView Initial Stockholders and certain Profusa shareholders entered into a Lock-Up Agreement, pursuant to which the New Profusa Common Stock issued to the NorthView Initial Stockholders in exchange for shares of NorthView Common Stock that constituted founder shares will be locked-up for 6 months after the Closing Date, subject to earlier release on (i) the day where the last reported sale price of New Profusa Common Stock equals or exceeds $5.00 per share for any 20 trading days within any 30-trading day period or (ii) such date on which New Profusa completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of New Profusa’s stockholders having the right to exchange their shares of New Profusa Common Stock for cash, securities or other property. Separately, certain New Profusa shareholders are subject to a lock-up agreement in connection with the PIPE Subscription Agreement, as described further below. This Stockholder Lock-Up Agreement supersedes the lock-up provisions set forth in the Stockholder Support Agreement filed as Exhibit 10.1.

The foregoing description of the Stockholder Lock-Up Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Sponsor Lock-Up Agreement

In connection with the Closing, NorthView and Sponsor entered into a lock-up agreement (the “Sponsor Lock-Up Agreement”) pursuant to which the common stock of the Company (the “New Profusa Common Stock”) issued to the Sponsor, excluding any private placement warrants, shares of New Profusa Common Stock acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act or pursuant to a subscription agreement for the issuance of New Profusa Common Stock after closing, in exchange for shares of NorthView Common Stock that constituted founder shares will be locked-up for 6 months after the Closing Date, subject to earlier release on (i) the date on which the last reported sale price of the New Profusa Common Stock equals or exceeds $5.00 per share for any 20 trading days within any 30 trading day period or (ii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of New Profusa Common Stock for cash, securities or other property.

The foregoing description of the Sponsor Lock-Up Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.11 hereto and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated financial statements of Legacy Profusa as of June 30, 2025 and for the three and six months ended June 30, 2025 and 2024, and the related notes thereto are attached hereto as Exhibit 99.1 and are incorporated herein by reference. Also attached hereto as Exhibit 99.2 and incorporated herein by reference is the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Profusa for the three and six months ended June 30, 2025 and 2024.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.3	Sponsor Lock-Up Agreement, dated as of July 11, 2025, by and between NorthView Sponsor I, LLC and NorthView Acquisition Corp.
10.11	Form of Stockholder Lock-Up Agreement, dated as of July 11, 2025, by and among the Company and stockholders of Legacy Profusa
99.1	Unaudited condensed consolidated financial statements of Legacy Profusa as of June 30, 2025 and for the three and six months ended June 30, 2025 and 2024
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Profusa for the three and six months ended June 30, 2025 and 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2025	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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